EXHIBIT  99

For Immediate Release                                Contact: John T. O'Neill
July 24, 1995                                         Telephone: 401-431-8500



                     HASBRO, INC. ANNOUNCES REVENUES AND
                      EARNINGS FOR SECOND QUARTER 1995

     Pawtucket, RI (July 24, 1995) -- Hasbro, Inc. (HAS:ASE) today reported results for its second quarter ended July 2, 1995.

     Revenues were $481,854,000, an 8% increase from the $444,324,000 reported in the second quarter of 1994. As previously announced, during the quarter the Company recorded a $31,100,000 pre-tax charge related to the discontinuance of efforts to develop a virtual reality game system. Absent the impact of this charge, earnings for the quarter were $4,233,000, or $.05 per share. The net loss for the quarter was $14,893,000, or $.17 per share, compared to net earnings of $1,634,000, or $.02 per share reported a year ago.

     For the year to date, revenues totaled $1,008,357,000, also an 8% increase from the $933,457,000 in 1994. Earnings for the six months, again absent the impact of the aforementioned charge, were $25,916,000, or $.29 per share. Net earnings for the year to date were $6,790,000, or $.08 per share, compared to earnings before cumulative effect of change in accounting principles of $28,351,000, or $.32 per share a year ago. Net earnings for the six months of 1994 were $24,069,000, or $.27 per share.

     "We are pleased to report that revenues from our international units, with strong local currency growth in the major European markets, and the games group, up an impressive 21%, again reached record levels for the quarter", said Alan G. Hassenfeld, Chairman and Chief Executive Officer. "Both this revenue growth and an improvement in margins contributed to our higher earnings for the quarter, before the impact of the discontinued development project."

     Mr. Hassenfeld concluded by noting, "We are continuing to experience the strength of our core brands, including games and puzzles from Milton Bradley and Parker Brothers, Batman(R) action figures and accessories, Sindy(R), our internationally marketed fashion doll, and the Nerf(R) items. We are also seeing a positive response - from customers and consumers alike - to our new products based on the recently released movie, Batman Forever(R), and expect that they, along with other new introductions from the Hasbro Toy Group which were not available during the second quarter, will be a major contributor to our third and fourth quarters. Several other new items, including POG(TM) The Game, Space Shooter(TM), Fantastic Sand Surprises(TM) and Playskool's 1-2-3 Baseball(TM) are also being well received. As a result, we believe that our full year 1995 revenues and earnings, even after the virtual reality charge, will exceed those of a year ago.

                                # # #
                          (Tables Attached)





                                  HASBRO, INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS

(Thousands of Dollars and Shares Except Per Share Data)

                                     Quarter Ended      Six Months Ended (1)
                                    ----------------    --------------------
                                     Jul 2,  Jun 26,      Jul 2,    Jun 26,
                                      1995    1994         1995      1994
                                    -------  -------    ---------  ---------
Net Revenues                       $481,854 $444,324   $1,008,357 $  933,457
Cost of Sales                       214,085  203,178      446,657    411,378
                                    -------  -------    ---------  ---------
Gross Profit                        267,769  241,146      561,700    522,079
Amortization                          9,725    8,805       18,968     17,598
Royalties, Research and Development  62,085   55,102      117,169    105,422
Discontinued Development Project     31,100        -       31,100          -
Advertising                          68,164   60,428      138,397    124,987
Selling, Distribution and
 Administration                     119,005  109,980      239,808    220,270
                                    -------  -------    ---------  ---------
Operating Profit (Loss)             (22,310)   6,831       16,258     53,802
Interest Expense                      7,384    4,609       13,207     10,045
Other (Income), Net                  (5,477)    (435)      (7,989)    (2,343)
                                    -------  -------    ---------  ---------
Earnings (Loss) Before Income
 Taxes and Cumulative Effect of
 Change in Accounting Principles    (24,217)   2,657       11,040     46,100
Income Taxes                         (9,324)   1,023        4,250     17,749
                                    -------  -------    ---------  ---------
Earnings (Loss) Before Cumulative
 Effect of Change in Accounting
 Principles                         (14,893)   1,634        6,790     28,351
Cumulative Effect of Change in
 Accounting Principles                    -        -            -     (4,282)
                                    -------  -------    ---------  ---------
Net Earnings (Loss)                $(14,893)$  1,634   $    6,790 $   24,069
                                    =======  =======    =========  =========

Per Common Share(2)
   Earnings (Loss) Before
    Cumulative Effect of Change
    in Accounting Principles       $   (.17)$    .02   $      .08 $      .32
                                    =======  =======    =========  =========

   Net Earnings (Loss)             $   (.17)$    .02   $      .08 $      .27
                                    =======  =======    =========  =========

   Cash Dividends Declared         $    .08 $    .07   $      .16 $      .14
                                    =======  =======    =========  =========

Weighted Average Number of Shares    87,719   89,836       88,263     89,968
                                    =======  =======    =========  =========

(1) - 1995 consists of 27 weeks; 1994, 26 weeks.
(2) - Primary and fully diluted data are not shown separately as they are substantially the same.



                                  HASBRO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS


  (Thousands of Dollars)



                                                     Jul. 2,        Jun. 26,
                                                      1995            1994
                                                    --------        --------
                   Assets

  Cash and Temporary Investments                  $   86,213      $   46,427
  Accounts Receivable, Net                           654,216         635,893
  Inventories                                        364,042         338,444
  Other                                              161,093         153,075
                                                   ---------       ---------
  Total Current Assets                             1,265,564       1,173,839
  Property, Plant and Equipment, Net                 309,571         292,794
  Other Assets                                       884,633         700,509
                                                   ---------       ---------
  Total Assets                                    $2,459,768      $2,167,142
                                                   =========       =========

        Liabilities and Shareholders' Equity

  Short-term Borrowings                           $  353,051      $  129,488
  Payables and Accrued Liablities                    487,789         472,982
                                                   ---------       ---------
  Total Current Liabilities                          840,840         602,470
  Long-term Debt                                     149,993         200,458
  Deferred Liabilities                                66,292          70,946
                                                   ---------       ---------
  Total Liabilities                                1,057,125         873,874
  Total Shareholders' Equity                       1,402,643       1,293,268
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $2,459,768      $2,167,142
                                                   =========       =========